EXHIBIT 99.1



                            CREDIT AGREEMENT

                     Dated as of December 31, 1996

                                 among

                         KEY TRONIC CORPORATION,

                              as Borrower,

              THE OTHER CREDIT PARTIES SIGNATORIES HERETO,

                           as Credit Parties,

                                  and

                 GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Lender


                           TABLE OF CONTENTS
                                                                    Page

   1.  AMOUNT AND TERMS OF CREDIT.................................... 1

       1.1   Credit Facilities....................................... 1
       1.2   Letters of Credit....................................... 2
       1.3   Prepayments............................................. 2
       1.4   Use of Proceeds......................................... 4
       1.5   Interest and Applicable Margins......................... 4
       1.6   Eligible Accounts....................................... 6
       1.7   Eligible Inventory...................................... 8
       1.8   Cash Management Systems................................. 9
       1.9   Fees.................................................... 9
       1.10  Receipt of Payments..................................... 9
       1.11  Application and Allocation of Payments..................10
       1.12  Loan Account and Accounting.............................10
       1.13  Indemnity...............................................10
       1.14  Access..................................................11
       1.15  Taxes...................................................11
       1.16  Capital Adequacy; Increased Costs; Illegality...........12
       1.17  Single Loan.............................................12
       1.18  Appraisals..............................................12

   2.  CONDITIONS PRECEDENT..........................................13

       2.1   Conditions to the Initial Loans.........................13
       2.2   Further Conditions to Each Loan.........................14

                                                                     Page

   3.  REPRESENTATIONS AND WARRANTIES................................14

       3.1   Corporate Existence; Compliance with Law................14
       3.2   Executive Offices; FEIN.................................15
       3.3   Corporate Power, Authorization, Enforceable Obligations.15
       3.4   Financial Statements and Projections....................15
       3.5   Material Adverse Effect.................................16
       3.6   Ownership of Property; Liens............................16
       3.7   Labor Matters...........................................16
       3.8   Ventures, Subsidiaries and Affiliates;
             Outstanding Stock and Indebtedness......................16
       3.9   Government Regulation...................................17
       3.10  Margin Regulations......................................17
       3.11  Taxes...................................................17
       3.12  ERISA...................................................17
       3.13  No Litigation...........................................18
       3.14  Brokers.................................................18
       3.15  Intellectual Property...................................18
       3.16  Full Disclosure.........................................18
       3.17  Environmental Matters...................................18
       3.18  Insurance...............................................19
       3.19  Deposit and Disbursement Accounts.......................19
       3.20  Government Contracts....................................19
       3.21  Customer and Trade Relations............................19
       3.22  Agreements and Other Documents..........................19
       3.23  Solvency................................................19

   4.  FINANCIAL STATEMENTS AND INFORMATION..........................20

                                                                     Page

       4.1   Reports and Notices.....................................20
       4.2   Communication with Accountants..........................20

   5.  AFFIRMATIVE COVENANTS.........................................20

       5.1   Maintenance of Existence and Conduct of Business........20
       5.2   Payment of Obligations..................................20
       5.3   Books and Records.......................................20
       5.4   Insurance; Damage to or Destruction of Collateral.......21
       5.5   Compliance with Laws....................................22
       5.6   Supplemental Disclosure.................................22
       5.7   Intellectual Property...................................22
       5.8   Environmental Matters...................................22
       5.9   Landlords' Agreements, Mortgagee Agreements
             and Bailee Letters......................................22
       5.10  Further Assurances......................................23
       5.11  Sale of the CWA Facility................................23

   6.  NEGATIVE COVENANTS............................................23

       6.1   Mergers, Subsidiaries, Etc..............................23
       6.2   Investment; Loans and Advances..........................23
       6.3   Indebtedness............................................23
       6.4   Employee Loans and Affiliate Transactions...............24
       6.5   Capital Structure and Business..........................24
       6.6   Guaranteed Indebtedness.................................24
       6.7   Liens...................................................24
       6.8   Sale of Stock and Assets................................25

                                                                     Page

       6.9   ERISA...................................................25
       6.10  Financial Covenants.....................................25
       6.11  Hazardous Materials.....................................25
       6.12  Sale-Leasebacks.........................................25
       6.13  Cancellation of Indebtedness............................25
       6.14  Restricted Payments.....................................25
       6.15  Change of Corporate Name or Location;
             Change of Fiscal Year...................................25
       6.16  No Impairment of Intercompany Transfers.................26
       6.17  No Speculative Transactions.............................26
       6.18  Maintenance of Total Collateral Ratio...................26

   7.  TERM..........................................................26

       7.1   Termination.............................................26
       7.2   Survival of Obligations Upon Termination
             of Financing Arrangements...............................26

   8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES........................26

       8.1   Events of Default.......................................26
       8.2   Remedies................................................28
       8.3   Waivers by Credit Parties...............................28

   9.  PARTICIPATIONS................................................28

       9.1   Participations..........................................28

  10.  SUCCESSORS AND ASSIGNS........................................29

                                                                     Page

       10.1  Successors and Assigns..................................29

  11.  MISCELLANEOUS.................................................29

       11.1  Complete Agreement; Modification of Agreement...........29
       11.2  Amendments and Waivers..................................29
       11.3  Fees and Expenses.......................................29
       11.4  No Waiver...............................................30
       11.5  Remedies................................................30
       11.6  Severability............................................30
       11.7  Conflict of Terms.......................................30
       11.8  Confidentiality.........................................30
       11.9  GOVERNING LAW...........................................31
       11.10 Notices.................................................31
       11.11 Section Titles..........................................32
       11.12 Counterparts............................................32
       11.13 WAIVER OF JURY TRIAL....................................32
       11.14 Press Releases..........................................32
       11.15 Reinstatement...........................................32
       11.16 Advice of Counsel.......................................32
       11.17 No Strict Construction..................................32



          CREDIT AGREEMENT, dated as of December 31, 1996 among KEY TRONIC CORPORATION, a Washington corporation ("Borrower"), the other Credit Parties signatories hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), as Lender.

                                  RECITALS

          WHEREAS, Borrower desires that Lender extend revolving and term credit facilities to Borrower of up to Forty-One Million Dollars ($41,000,000) in the aggregate for the purpose of refinancing Borrower's existing revolving credit and term loan and to provide (a) working capital financing for Borrower, and (b) funds for other general corporate purposes of Borrower; and for these purposes, Lender is willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents by granting to Lender a security interest in and lien upon all of its existing and after-acquired personal and real property and by the arranging for the granting by certain foreign subsidiaries of a security interest in certain of their property; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

     1.1  Credit Facilities.

          (a) Revolving Credit Facility. (i) Subject to the terms and conditions hereof, Lender agrees to make available from time to time until the Revolving Commitment Termination Date advances (each, a "Revolving Credit Advance"). The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount or (B) the Borrowing Base, in each case less the sum of the Letter of Credit Obligations outstanding at such time ("Borrowing Availability"). Until the Revolving Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Lender identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) 1:00 p.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 1:00 p.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Lender. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

               (ii) Borrower shall execute and deliver to Lender a note to evidence the Revolving Credit Commitment. Such note shall be dated the Closing Date and shall be substantially in the form of Exhibit 1.1(a)(ii) (the "Revolving Note"). The Revolving Note shall represent the obligation of Borrower to pay the amount of the Revolving Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations accrued as of the Revolving Commitment Termination Date shall be immediately due and payable in full in immediately available funds on the Revolving Commitment Termination Date. The entire unpaid balance of all outstanding non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (iii) At the request of Borrower, in its discretion Lender may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrower in amounts which cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"), and no such event or occurrence shall cause or constitute a waiver by Lender of any Default or Event of Default that may result therefrom or of Lender's right to refuse to make any further Overadvances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists or would result therefrom. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, may bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Lender to make Overadvances is limited to an aggregate amount not to exceed $1,000,000 at any time, shall not cause the Revolving Loan to exceed the Maximum Amount.

          (b) Term Loan. (i) Subject to the terms and conditions hereof, Lender agrees to make a term loan on the Closing Date to Borrower (the "Term Loan") in the original principal amount of the Term Loan Commitment. The Term Loan shall be evidenced by a promissory note substantially in the form of
Exhibit 1.1(b) (the "Term Note"), and Borrower shall execute and deliver its Term Note to Lender. The Term Note shall represent the obligation of Borrower to pay to Lender the amount of the Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

               (ii) Borrower shall pay the principal amount of the Term Loan in twenty-four (24) consecutive quarterly installments on the last day of March, June, September and December of each year, commencing March, 1997, as follows:

                                             Installment
               Quarter                          Amount

                1-4                           $250,000
                5-24                          $500,000

          Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Term Loan Commitment Termination Date, if not sooner paid in full.

          (c) Reliance on Notices. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Lender to be genuine. Lender may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Lender has actual knowledge to the contrary.

     1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Lender agrees to incur, Letter of Credit Obligations in respect of Borrower.

     1.3  Prepayments.

          (a)  Voluntary Prepayments.  Borrower may at any time on at least ten
(10) days' prior written notice to Lender voluntarily prepay all or part of the Term Loan, provided that any such prepayment shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000) and integral multiples of $250,000 in excess of such amount. Borrower may at any time on at least ten 10 days' prior written notice to Lender terminate the Revolving Loan Commitment, provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment of the Term Loan or termination of the Revolving Loan Commitment must be accompanied by the payment of the fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be permanently terminated. Any partial prepayments of the Term Loan made by Borrower shall be applied to prepay the scheduled installments of the Term Loan in inverse order of maturity and thereafter against the Revolving Loan without any reduction to the Revolving Loan Commitment.

          (b) Mandatory Prepayments. (i) If at any time the aggregate outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount or (B) the Borrowing Base, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B, to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid on demand.

               (ii) Within three (3) months of receipt by any Credit Party of proceeds of any asset disposition (other than a disposition of the CWA Facility under clause (e) below), which when added to any other such proceeds during the Fiscal Year exceeds in the aggregate Two Hundred Fifty Thousand Dollars ($250,000), (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(b)), or immediately upon receipt by any Credit Party of proceeds of any sale of Stock of any Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions (paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

               (iii) If Borrower issues Stock and immediately before or immediately thereafter a Default or Event of Default shall exist, or if Borrower issues any debt securities, whether or not a Default or Event of Default exists, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

               (iv) Until the Termination Date, Borrower shall prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Borrower's annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to (i) fifty percent (50%) of Excess Cash Flow for such immediately preceding Fiscal Year ending June 28, 1997, and (ii) twenty-five percent (25%) of Excess Cash Flow for each such immediately preceding Fiscal Year thereafter. Any prepayments from Excess Cash Flow paid pursuant to this clause (iv) shall be applied in accordance with clause (c) below. Each such prepayment shall be accompanied by a certificate signed by Borrower's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Lender.

               (v) If at any time the Available Domestic Collateral Ratio is less than eighty percent (80%), Borrower shall immediately prepay the Term Loan in the Amount required to increase the Available Domestic Collateral Ratio to at least eighty percent (80%). Any such prepayment shall be applied to prepay the scheduled installments of the Term Loan in inverse order of maturity.

               (vi) If at any time the Total Collateral Ratio is less than one hundred percent (100%), Borrower shall immediately prepay the Term Loan in the Amount required to increase the Total Collateral Ratio to at least one hundred percent (100%). Any such prepayment shall be applied to prepay the scheduled installments of the Term Loan in inverse order of maturity.

          (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to clauses (b)(ii), (b)(iii) or (b)(iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to prepay the scheduled installments of the Term Loan in inverse order of maturity, until such Loan shall have been prepaid in full; fourth, to interest then due and payable on the Revolving Credit Advances; fifth, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; and sixth, until all such letter of Credit Obligations have been fully cash collateralized, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

          (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied as follows: first, to interest then due and payable on the Revolving Credit Advances; and second, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full.
Insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied as follows: first, to interest then due and payable on the Term Loan; and second, to the outstanding principal balance of Term Loan until the same shall have been paid in full. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined in accordance with their respective book values on the date of determination.

          (e)  Application of Proceeds from Sale of the Cheney, WA Facility.
The proceeds of the sale of the CWA Facility, as required by Section 5.12, shall be applied as follows:

               (i) In the event the sale of the CWA Facility occurs within nine months of the Closing Date at which time no Default or Event of Default shall have occurred and be continuing, then the first $1,000,000 of the net proceeds of such sale shall be applied pursuant to the provisions of clause
     (c) above and the balance of such net proceeds shall be applied to the outstanding principal amount of the Revolving Credit Advances; or

               (ii) In the event the sale of the CWA Facility does not occur within nine months of the Closing Date or at the time of sale within such nine months a Default or Event of Default shall have occurred and is continuing, then Borrowers shall immediately prepay $1,000,000 of the scheduled installments of the Term Loan in inverse order of maturity. Upon the occurrence of a subsequent sale or lease of the CWA Facility, all proceeds thereof shall be applied to the outstanding balance of the Revolving Credit Advances; provided, however, that if at the time of any such sale or lease there shall have occurred a Default or Event of Default which has not been waived or cured, all such proceeds shall be applied to the scheduled installments on the Term Loan in inverse order of maturity.

          (f) Nothing in this Section 1.3 shall be construed to constitute Lender's consent to any transaction referred to in clauses (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

     1.4  Use of Proceeds.   Borrower shall utilize the proceeds of the Loans
solely for the Refinancing (and to pay any related transaction expenses), and for the financing of Borrower's ordinary working capital, capital expenditures and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure
Schedule 1.4 contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

     1.5 Interest and Applicable Margins. (a) Borrower shall pay interest to Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

          The Applicable Revolver LIBOR Margin and Applicable Term Loan LIBOR Margin will be 1.75% and 2.00% per annum, respectively, as of the Closing Date. The Applicable LIBOR Margins will be adjusted (up or down) by the Lender based on Borrower's consolidated financial performance, during the immediately preceding twelve (12) months as reflected on Borrower's Financial Statements delivered to Lender hereunder, prospectively (i) upon the first day of the first calendar month that occurs more than five (5) days after delivery of Borrower's 1997 audited Financial Statements and (ii) on a quarterly basis thereafter. Adjustments in Applicable LIBOR Margins will be determined by reference to the following grids:

                 If Debt                          Level of
           Service Coverage is:              Applicable LIBOR Margins:

                  >1.40                               Level I

                  <1.40                               Level II
                  -

              [HIGH TO LOW]                         [LOW TO HIGH]


                                           Applicable LIBOR Margins

                                                Level I   Level II

          Applicable Revolver                     1.50%      1.75%
          LIBOR Margin

          Applicable Term Loan                    1.75%      2.00%
          LIBOR Margin

          All adjustments in the Applicable LIBOR Margins after the first adjustment following delivery of Borrower's 1997 audited Financial Statement will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lender of the quarterly unaudited or annual audited (as applicable) Financial Statements of Borrower evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Lender a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable LIBOR Margins.
If a Default or Event of Default shall have occurred or be continuing at the time any reduction in the Applicable LIBOR Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Lender of an interest rate hereunder shall be conclusive, absent manifest error.

          (d) So long as any Default or Event of Default shall have occurred and be continuing, and at the election of Lender after written notice from Lender to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum (subject to reduction under Section 10.1 below) above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

          (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in
Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the second (2nd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the second (2nd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Lender in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e).

          (f)  Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

     1.6 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Lender and on other information available to Lender, Lender shall in its reasonable credit judgment determine which Accounts of Borrower shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Lender shall not include any such Account to which any of the exclusionary criteria set forth below applies. Lender reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, and to establish new criteria, in its reasonable credit judgment. Eligible Accounts shall not include any Account of Borrower:

          (a) which does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

          (b) upon which (i) Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

          (c) to the extent any defense, counterclaim, setoff or dispute is asserted as to such Account or if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's completion of further performance under such contract;

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

          (e) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Lender;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

          (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Lender, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

          (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the Maritime Provinces thereof) unless (x) payment thereof is assured by a letter of credit, satisfactory to Lender as to form, amount and issuer or (y) such Account Debtor is a Subsidiary of a corporation or other entity organized and existing in the United States and such Account is not otherwise ineligible;

          (j) to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

          (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i)  At Lender's election for any Account, it is not paid within
     (A) in the case of receivables with ninety (90) day terms from Packard Bell or HP Singapore, within five (5) days of the due date, and (B) for all other receivables, the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date, or (C) such other time period in excess of the periods provided in clauses (A) and (B) as Lender may determine in its sole discretion;

               (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii)if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (m) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

          (n) that is an obligation from an Account Debtor other than Hewlett Packard, IBM, Toshiba, Microsoft and Compaq for which the total unpaid Accounts of such Account Debtor exceed twenty percent (20%) of the net amount of all Accounts, to the extent of such excess;

          (o) as to which Lender's Lien is not a first priority perfected security interest;

          (p) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue in any material respect;

          (q) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (r) to the extent such Account exceeds any credit limit established by Lender, in its reasonable discretion;

          (s)  which is payable in any currency other than Dollars;

          (t) which arises out of cooperative advertising or other merchandising activities which do not involve the sale of goods;

          (u) to the extent such Account includes any amounts relating to returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding);

          (v) which is a contra Account generated from the sale of goods and/or services to an Account Debtor who has supplied goods and/or services to Borrower, provided that such Account will not be considered a contra Account if such Account Debtor has waived in writing its right to set-off any amounts owed it by Borrower against the Accounts owed by it to Borrower; or

          (w) which is unacceptable to Lender in its reasonable credit judgment.

     1.7 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Lender and on other information available to Lender, Lender shall in its reasonable credit judgment determine which Inventory of Borrower shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory constitutes Eligible Inventory, Lender shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Lender reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, and to establish new criteria, in its reasonable credit judgment. Eligible Inventory shall not include any Inventory of Borrower:

          (a) that is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except the Liens in favor of Lender;

          (b) that is (i) not located on premises owned, leased or operated by Borrower or (ii) is stored with a bailee, warehouseman or similar Person, unless Lender has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Lender, or (y) Reserves satisfactory to Lender have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

          (c) that is placed on consignment, is in transit or is otherwise not located on premises owned or leased by Borrower;

          (d) that is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory have been delivered to Lender;

          (e) that in Lender's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

          (f) that consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

          (g) that consists of goods which have been returned by the buyer, unless such returned goods are saleable, unused and in their original containers;

          (h) that is not of a type held for sale in the ordinary course of Borrower's business;

          (i) as to which Lender's Lien therein is not a first priority perfected Lien;

          (j) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

          (k) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

          (l)  is not covered by casualty insurance acceptable to Lender;

          (m) consists of fabricated parts including component parts manufactured in-house by Borrower which need additional processing and/or assembly to become finished goods;

          (n) consists of customized parts including raw materials such as packaging, labels, manuals, diskettes and other miscellaneous supplies related specifically to individual customers or keyboards, mechanical components, mice, trackballs, and other items purchased specifically for individual customers.

          (o) consists of domestic Inventory in transit between divisions (intercompany transfers);

          (p) consists of raw materials and finished goods that do not meet quality control standards and are assigned a materials requirement board ("MRB") site location code; such Inventory being referred to as non-nettable;

          (q) is otherwise unacceptable to Lender in its reasonable credit judgment.

     1.8  Cash Management Systems.   On or prior to the  Closing Date,
Borrower will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").

     1.9  Fees. (a)  Borrower shall pay to GE Capital, individually, the
Fees specified in that certain fee letter of even date herewith among Borrower and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

          (b) As additional compensation for Lender's Revolving Loan Commitment, Borrower agrees to pay to Lender in arrears, on the first Business Day of each month prior to the Revolving Commitment Termination Date and on the Revolving Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to 0.375% per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the sum of (i) the Maximum Amount (as it may be reduced from time to time) and (ii) the then applicable Mexico Collateral Reserve and (y) the average for the period of the daily closing balance of the Revolving Loan outstanding during the period for which the such fee is due.

          (c) If Borrower prepays all or any portion of the Term Loan or terminates the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by (i) the principal amount of the Term Loan prepaid, and (ii) the amount of the Maximum Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) three percent (3%), in the case of a prepayment or termination on or prior to the first anniversary of the Closing Date, (y) two percent (2%), in the case of a prepayment or termination after the first anniversary of the Closing Date but on or prior to the second anniversary, and (z) one percent (1%), in the case of a prepayment or termination after the second anniversary of the Closing Date but on or prior to the third anniversary. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Section 1.3(b)(ii), (b)(iii), (b)(iv), (d) or 1.16(d), voluntary payments from proceeds of debt or equity securities pursuant to Section 1.16(c) or prepayments following an assignment pursuant to Section 10.1; provided that in the case of prepayments made pursuant to Section 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

     1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 4:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 4:00 p.m. (New York time). Payments received after 4:00 p.m. (New York time) on any Business Day shall be deemed to have been received on the following Business Day.

     1.11 Application and Allocation of Payments. (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Section 1.3. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Lender's expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations to the extent reimbursable under Section 11.3.

          (b) Lender is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the Revolving Loan to exceed Borrowing Availability. At Lender's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

     1.12 Loan Account and Accounting. Lender shall maintain a loan account (the "Loan Account") on its books to record: (a) all Revolving Credit Advances and the Term Loan, (b) all payments made by Borrower, and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time.
The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Lender shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

     1.13 Indemnity. (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Lender and its respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities (except as provided below) and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents, but specifically excluding Environmental Liabilities relating to Real Property in the State of Washington (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lender to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable under this subsection, Lender shall be deemed to have actually funded the relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten
(10) Business Days of receipt thereof, specifying the basis for such objection in detail.

     1.14 Access. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon three (3) Business Day's prior notice as frequently as Lender determines to be appropriate: (a) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Lender, and any of its officers, employees and agents, to inspect, audit and make extracts from such Credit Party's books and records, and (c) permit Lender, and its officers, employees and agents, to inspect, review and evaluate the Accounts, Inventory and other Collateral of such Credit Party. If a Default or Event of Default shall have occurred and be continuing, each such Credit Party shall provide such access at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Lender with access to its suppliers and customers; provided, that Lender shall not directly contact any such customer or supplier until at least one (1) Business Day after notice to Borrower of Lender's decision to contact such customer or supplier. Each Credit Party shall make available to Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Lender may request. Each Credit Party shall deliver any document or instrument necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.

     1.15 Taxes. (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

          (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

     1.16 Capital Adequacy; Increased Costs; Illegality. (a) If Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

          (c) In the event that Lender shall require Borrower to make payments pursuant to clauses (a) or (b) above, Borrower may, upon ninety (90) days' prior written notice to Lender, prepay in whole the Term Loan and all Revolving Credit Advances and terminate the Revolving Loan Commitment without incurring any prepayment fees under Section 1.9(c) provided such prepayment is made entirely from proceeds of the issuance of public debt securities or Stock by Borrower. Any such prepayment must be accompanied by LIBOR funding breakage costs, if any, in accordance with Section 1.13(b).

          (d) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of Lender without, in Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by Lender to Borrower, (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

     1.17 Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

     1.18 Appraisals. (a) Disclosure Schedule 1.18 sets forth the Special Appraisal Value for Equipment and Real Estate as of the Closing Date based on the Original Appraisal. Until such time as the principal amount of the Term Loan is Four Million Dollars ($4,000,000) or less, and once eighteen (18) months have transpired from the date of the applicable Original Appraisal and/or at any time a Default or Event of Default has occurred, Lender at any time, and at its sole discretion, may require Borrower to submit a Reappraisal covering Equipment and, at Lender's sole discretion, Real Estate; provided, however, that so long as no Default or Event of Default has occurred, Lender may not request more than two (2) Reappraisals. If Lender's request for a Reappraisal is made while a Default or an Event of Default has occurred and is continuing, all of the fees and costs related to the Reappraisal shall be for the account of Borrower; otherwise such fees and costs shall be for the account of the Lender.

          (b) From and after the Closing Date, Borrower shall provide quarterly to Lender a written analysis of the Equipment and Real Estate based on the Original Appraisals or the most recent Reappraisal, as the case may be, which analysis shall:

               (i) include a separate breakout of the Collateral located in (A) the United States and (B) Mexico in the form of Exhibit 1.18(a);

               (ii) show current value reflecting a depreciation rate of 20% per annum for Equipment and 4% per annum for Real Estate, or such other rates as Lender in its sole discretion shall advise Borrower after first consulting with M.B. Valuation, Inc. or, if different, the appraiser who prepared the most recent Reappraisal in the form of Exhibit 1.18(a);

               (iii) describe specifically any Equipment which has crossed from the United States to Mexico, or from Mexico to the United States and its corresponding depreciated value in the form of Exhibit 1.18(b); and

               (iv) include a calculation of the Available Domestic Collateral Ratio and the Total Collateral Ratio in the form of Exhibit 1.18(a).

2.   CONDITIONS PRECEDENT

     2.1  Conditions to the Initial Loans.

          Lender shall not be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Lender, in Lender's sole discretion, or waived in writing by Lender:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower and Lender; and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Lender.

          (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Lender shall have received a fully executed original of a pay-off letter satisfactory to Lender confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrower or any of its Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Lender or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Lender, Borrower and Prior Lender.

          (c) Governmental Approvals. Lender shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or
(ii) an officer's certificate in form and substance satisfactory to Lender affirming that no such consents or approvals are required.

          (d) Opening Availability. The Eligible Accounts and Eligible Inventory of Borrower supporting the initial Revolving Credit Advance made to Borrower and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Lender, to provide Borrower with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales), but excluding the Liquidity Reserve, of at least $4,000,000.

          (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Lender for all fees, costs and expenses of closing presented as of the Closing Date.

          (f) Compliance with Laws. Each Credit Party shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 5.5.

          (g) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Lender in its sole discretion.

          (h) Total Indebtedness. The total Indebtedness of Borrower on the Closing Date, after giving effect to any Loans made on the Closing Date shall not exceed Twenty-Five Million Dollars ($25,000,000).

          (i) Consummation of Related Transactions. Lender shall have received fully executed copies of each of the Related Transactions Documents, each of which shall be in form and substance satisfactory to Lender and its counsel. The Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents.

     2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, Lender shall not be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be, in any material respect, untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

          (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

          (c) Any Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations); or

          (d) After giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), the outstanding amount of the Revolving Loan would exceed the lesser of the Borrowing Base or the Maximum Amount.

The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.

3.   REPRESENTATIONS AND WARRANTIES.

     To induce Lender to make the Loans and to incur Letter of Credit Obligations, the Credit Parties, jointly and severally, make the following representations and warranties to Lender each and all of which shall survive the execution and delivery of this Agreement.

     3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification;
(c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.2 Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule 3.2 and none of such locations have changed within the past twelve (12) months. In addition, Disclosure Schedule
3.2 lists the federal employer identification number of each Credit Party.

     3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

    3.4 Financial Statements and Projections. All Financial Statements concerning Borrower and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          (a)  The following Financial Statements attached hereto as Disclosure
Schedule 3.4(A) have been delivered on the date hereof:

               (i) The audited consolidated and unaudited consolidating balance sheets at June 29, 1996 and July 1, 1995 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by Deloitte & Touche LLP.

               (ii) The unaudited balance sheet(s) at September 28, 1996 and the related statement(s) of income and cash flows of Borrower and its Subsidiaries for the first Fiscal Quarter then ended.

          (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(B) was prepared by Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries dated November 23, 1996, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

          (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(C) have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the six (6) year period beginning on June 29, 1996 on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

     3.5  Material Adverse Effect.  Except as set forth in Disclosure
Schedule 3.5, between June 29, 1996 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between June 29, 1996 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

     3.6 Ownership of Property; Liens. (a) As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule 3.6 constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule 3.6, and copies of all such leases have been delivered to Lender. Disclosure Schedule 3.6 further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule 3.6 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition or otherwise remedied. As of the Closing Date, all permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

     3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule 3.7, no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule 3.7 have been delivered to Lender); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule 3.7, there are no complaints or charges against any Credit Party pending or threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

     3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule 3.8, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule 3.8. Except as set forth in Disclosure Schedule 3.8, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule 6.3).

     3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lender to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.11 sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule 3.11, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to the best of each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

     3.12 ERISA. (a) Disclosure Schedule 3.12 lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Lender. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.
No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by
Section 4975 of the IRC.

          (b) Except as set forth in Disclosure Schedule 3.12: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

     3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) except as set forth on Disclosure
Schedule 3.13, which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.13, as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $250,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

     3.14 Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the transactions contemplated by the Related Transactions Documents and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure
Schedule 3.15 hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

     3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Lender pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral, subject only to Permitted Encumbrances with respect to the Collateral other than Accounts.

     3.17 Environmental Matters. (a)  Except as set forth in Disclosure
Schedule 3.17, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $250,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) the Credit Parties' estimated costs of compliance with Environmental Laws and Environmental Permits for each of the two Fiscal Years following the Closing Date are $150,000 each year; (vii) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $50,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (viii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the best knowledge of the Credit Parties, after due inquiry, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (ix) the Credit Parties have provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

     3.18 Insurance. Disclosure Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

     3.19 Deposit and Disbursement Accounts. Disclosure Schedule 3.19 lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     3.20 Government Contracts. Except as set forth in Disclosure Schedule 3.20, as of the Closing Date, no Credit Party is a party to any contract or agreement with the federal government or any state or municipal government and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

     3.21 Customer and Trade Relations.  Except as set forth in Disclosure
Schedule 3.21, as of the Closing Date, there exists no actual or threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or (b) the business relationship of any Credit Party with any supplier material to its operations.

     3.22 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Lender or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule 3.22: (a) supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; (b) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

     3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

4.   FINANCIAL STATEMENTS AND INFORMATION.

     4.1 Reports and Notices. (a) Each Credit Party hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

          (b) Each Credit Party hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

     4.2 Communication with Accountants. Each Credit Party authorizes Lender, upon the occurrence of a Default or Event of Default or otherwise in the event Lender reasonably believes that a Default or an Event of Default may have occurred, to communicate directly with its independent certified public accountants including Deloitte & Touche LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Lender, upon representation by Lender to such accountants and advisors of the occurrence of any such event or that it reasonably believes such an event has occurred, any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party; provided, that Lender shall give Borrower at least one (1) Business Days' prior notice of any such direct communication.

5.   AFFIRMATIVE COVENANTS

     Each Credit Party jointly and severally agrees that from and after the date hereof and until the Termination Date:

     5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises;
(b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and
(d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1.

     5.2 Payment of Obligations. (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees before any thereof shall become past due, (B) lawful claims for supplies before any thereof shall become past due consistent with historical practice or industry standards, and (C) lawful claims for labor, materials and services or otherwise, before any thereof shall become past due.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described Section 5.2(a); provided, that (i) at the time of commencement of any such contest no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (v) no Lien shall be imposed to secure payment of such Charges or claims other than inchoate tax liens, (vi) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (vii) Lender has not advised Borrower in writing that Lender reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

     5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule 3.4(A).

     5.4 Insurance; Damage to or Destruction of Collateral. (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.18 in form and with insurers recognized as adequate by Lender. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. Lender shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral.

          (b) Lender reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Lender's opinion, adequately protect both Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Lender, each Credit Party shall deliver to Lender from time to time a report of a reputable insurance broker, satisfactory to Lender, with respect to its insurance policies.

          (c) Borrower shall deliver to Lender, in form and substance satisfactory to Lender, endorsements to (i) all "All Risk" and business interruption insurance naming Lender as loss payee, and (ii) all general liability and other liability policies naming Lender as additional insured. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $250,000, as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. Lender is hereby authorized to directly collect all insurance proceeds relating to the Collateral, so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $250,000. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), or permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $500,000 in the aggregate, Lender shall permit Borrower to replace, restore, repair or rebuild the property; provided that if Borrower has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within ninety (90) days of such casualty, Lender may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Lender to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Lender shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Lender shall make such Revolving Credit Advance; and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

     5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state and local laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.6 Supplemental Disclosure. From time to time as may be requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided, however, that no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing; provided further, that no supplementation shall be required as to representations and warranties that relate solely to the Closing Date.

     5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

     5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Lender promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $25,000 and (d) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Lender's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Lender may from time to time request, which shall be conducted by reputable environmental consulting firms acceptable to Lender and shall be in form and substance acceptable to Lender, and (ii) permit Lender or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Lender deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Lender for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.9  Landlords' Agreements, Mortgagee Agreements and Bailee Letters.
Each Credit Party shall use its best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall be satisfactory in form and substance to Lender. With respect to such locations or warehouse space leased or owned as of the Closing Date, if Lender has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date, or if the landlord or mortgagee agreement or bailee letter does not contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory at that location, Borrower's Eligible Inventory at that location shall, in Lender's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Lender in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location; provided that Borrower may hold Inventory with a book value not to exceed $100,000 in the aggregate at newly established locations with Lender's prior approval and subject to a Reserve established at Lender's discretion. All such landlord or mortgagee agreements and bailee letters shall be in form and substance satisfactory to Lender. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     5.10 Further Assurances. Each Credit Party shall at its cost and expense, upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

     5.11 Sale of the CWA Facility. Within nine (9) months of the Closing Date, Borrower shall receive proceeds of the sale of the CWA Facility for a net cash price of at least $1,000,000; provided that, if Borrower shall prepay the principal amount of the Term Loan in the amount of $1,000,000 pursuant to the provisions of Section 1.3 (e) (ii), then Borrower shall thereafter be relieved of its obligation hereunder to sell the CWA Facility and no Default on Event of Default shall be deemed to have occurred.

6.   NEGATIVE COVENANTS.

     The Credit Parties each jointly and severally covenant and agree that, without the prior written consent of Lender, from and after the date hereof until the Termination Date:

     6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person.

     6.2 Investment; Loans and Advances. Except as otherwise expressly permitted under Sections 6.3 or 6.4 below, no Credit Party shall, or shall cause or permit any Subsidiary thereof to, make any investment in, or make or accrue loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except for (a) notes payable, or stock or other securities issued, by Account Debtors to either Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by the Credit Parties does not exceed $100,000; and (b) any Credit Party's existing investments in its Subsidiaries as of the Closing Date.

     6.3 Indebtedness. (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Permitted Encumbrances, (ii) the Loans and the other Obligations, (iii) deferred taxes,
(iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness described in Disclosure Schedule 6.3 and refinancings thereof or amendments or modifications thereto on terms and conditions no less favorable to any Credit Party, Lender or any Lender, as determined by Lender, than the terms of the Indebtedness being refinanced, amended or modified, and (vi) Indebtedness consisting of intercompany loans and advances made by Borrower to any other Credit Party that is a Guarantor or by any such Guarantor to Borrower; provided that (A) Borrower shall have executed and delivered to each such Guarantor, and each such Guarantor shall have executed and delivered to Borrower, on the Closing Date, a demand note (collectively the "Intercompany Notes") to evidence any such intercompany Indebtedness owing by Borrower to such Guarantor or by such Guarantor to Borrower, which Intercompany Notes shall be in form and substance satisfactory to Lender and shall be pledged and delivered to Lender pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Lender; (C) at the time any such intercompany loan or advance is made by Borrower to any Guarantor and after giving effect thereto, Borrower shall be Solvent; (D) the aggregate amount of all such intercompany loans shall not exceed $1,500,000 at any one time outstanding; and (E) no Default or Event of Default shall have occurred and be continuing as of the date that any such intercompany loan is proposed to be made.

          (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations and (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c).

     6.4  Employee Loans and Affiliate Transactions.

          (a) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of (i) $500,000 per week in the aggregate for transactions with Key Tronic Mexico, (ii) $3,000,000 per month in the aggregate for transactions with the Key Tronic Irish Partnership, (iii) $100,000 in the aggregate for transactions with all other Credit Parties or (iv) $50,000 in the aggregate for transactions with all Affiliates other than Credit Parties, the terms of these transactions must be disclosed in advance to Lender. All such transactions existing as of the date hereof are described on Disclosure Schedule 6.4(a).

          (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for (i) travel expenses, relocation costs and similar purposes up to a maximum of $100,000 to any employee and up to a maximum of $250,000 in the aggregate at any one time outstanding, and (ii) stock option financing up to a maximum of $1,000,000 to any employee; provided, that all loans made pursuant to clause (ii) above must be repaid within ninety (90) Business Days; provided, further, that at no time shall the aggregate amount at any time outstanding under clauses (i) and (ii) above exceed $1,000,000.

     6.5 Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could have or result in a Material Adverse Effect, (b) amend its charter or bylaws in a manner which would materially adversely affect Lender or such Credit Party's duty or ability to repay the Obligations, or (c) make any change in its capital structure as described on Disclosure Schedule 3.9, including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that (i) Borrower may make a Qualified Public Offering of its common Stock, or any other issuance of common Stock upon prior written consent of Lender, and retain the proceeds thereof so long as (A) the proceeds thereof are applied in prepayment of the Obligations if required by Section 1.3(b)(iii) or 1.16(c), and (B) no Change of Control occurs after giving effect thereto, (ii) Borrower may make an exchange of its Stock for outstanding options solely as such exchange relates to the Hiller Option and the value of Stock so exchanged does not exceed the fair market value of the Hiller Option, Borrower may extend the Hiller Option for up to three (3) years, (iv) during the period extending one hundred eighty (180) days from the exercise date of the Hiller Option, Borrower may purchase Borrower's Stock on the open market in value equal to and solely from funds obtained as a result of such exercise of the Hiller Option,
(v) Borrower may issue common Stock to its directors pursuant and according to the terms of its existing stock option plan (without regard to any amendments or changes thereto), and (vi) Borrower may issue common Stock to its employees and directors pursuant and according to the terms of existing stock option plans in an aggregate amount not to exceed 200,000 shares each year; provided that no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any offering, issuance, payment or exchange pursuant to clauses (i) - (vi). No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

     6.6 Guaranteed Indebtedness. No Credit Party shall incur any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

     6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets including without limitation all shares of Stock of any other Credit Party or Subsidiary (whether now owned or hereafter acquired) except for Permitted Encumbrances. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

     6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including its capital Stock or the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) sales of Stock expressly permitted under Section 6.5(c), (b) the sale or leases of the CWA Facility pursuant to Section 1.3(e),
(c) the sale of Inventory in the ordinary course of business, and (d) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a gross value not exceeding $100,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year and (e) other Equipment and Fixtures having a value not exceeding $100,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clause (d) and clause (e) above, Lender agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

     6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

     6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

     6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Material Adverse Effect.

     6.12 Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

     6.13 Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

     6.14 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 6.3 above, (b) employee Loans permitted under Section 6.4(b) above, (c) transactions expressly permitted by
Section 6.5(c) above, and (d) payments of management fees not to exceed One Hundred Eighty Thousand Dollars ($180,000) per Fiscal Year to the Hiller Group as may be authorized from time to time by the Board of Directors of Borrower, provided that no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment pursuant to clause
(d) above.

     6.15 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken, and any such new location shall be (i) a location in the continental United States or (ii) subject to Section 6.19 below, the Key Tronic Mexico Facility. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

     6.16 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

     6.17 No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options or futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

     6.18 Maintenance of Total Collateral Ratio. Borrower shall not permit the Total Collateral Ratio at any time to be less than one hundred percent (100%).

     6.19 Transfer of Equipment to Mexico. Borrower shall not transfer Equipment from the United States to the Key Tronic Mexico Facility unless Borrower's Available Domestic Collateral Ratio is at least eighty percent (80%) and the Total Collateral Ratio is at least one hundred percent (100%), in each case at the time of and after giving effect to, any such transfer.

7.   TERM

     7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and, to the extent not due and payable sooner pursuant to the terms of this Agreement, the Loans and all other Obligations shall be automatically due and payable in full on such date.

     7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or the rights of Lender relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11 and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

     8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within ten
(10) days following Lender's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively.

          (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) days or more.

          (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

          (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $250,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $50,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

          (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) shall fail to consent in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing.

          (j) Borrower admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          (k) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

          (l) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral.

          (m)  Any "Change of Control" shall occur.

          (n) Any event not fully covered by business interruption insurance shall occur as a result of which revenue-producing activities cease or are substantially curtailed at the Key Tronic Mexico Facility and such cessation or curtailment continues for more than thirty (30) days.

     8.2 Remedies. (a) If any Default or Event of Default shall have occurred and be continuing, Lender may (i) without notice, suspend this facility with respect to further Revolving Credit Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Lender's sole discretion so long as such Default or Event of Default is continuing, and (ii) without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default shall have occurred and be continuing, Lender may, without notice, (i) terminate this facility with respect to further Revolving Credit Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and (iii) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

     8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

9.   PARTICIPATIONS

     9.1 Participations. (a) In the event Lender requests Borrower's consent to sell participations in a Commitment and Borrower so consents (which consent may not be unreasonably withheld), Lender may sell participations in any Commitment or any portion thereof or interest therein; provided that any such participation or participations in the aggregate may not exceed fifty percent (50%) of the sum of (i) the Maximum Revolving Commitment and (ii) the aggregate outstanding amount on the Term Loan. Any participation by Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, and 1.16, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant.

          (b) Lender may furnish any information concerning Borrower in the possession of Lender from time to time to participants (including prospective participants). Lender shall obtain from participants confidentiality covenants substantially equivalent to those contained in Section 11.8 hereof.

10.  SUCCESSORS AND ASSIGNS

     10.1 Successors and Assigns.  This Agreement and the other Loan
Documents shall be binding on and shall inure to the benefit of each Credit Party, Lender and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. Lender may assign its rights and obligations under this Agreement in whole without consent; provided, that in the event of such assignment, (i) the prepayment fees under Section 1.9(c) shall no longer be applicable and (ii) the Default Rate thereafter shall be reduced to one percentage point (1%) per annum above the rates of interest or the rate of the Letter of Credit Fees otherwise applicable hereunder. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

     11.1 Complete Agreement; Modification of Agreement.  The Loan
Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and/or fee letter (other than the GE Capital Fee Letter) between any Credit Party and Lender or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

     11.2 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower.

Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against Lender, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     11.3 Fees and Expenses. Borrower shall reimburse Lender for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse Lender for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

          (a) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the Loans;

          (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

          (d) any attempt to enforce any remedies of Lender or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Lender or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

          (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

          (f)  efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, without limitation, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     11.4 No Waiver. Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver.

     11.5 Remedies. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.8 Confidentiality. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof or termination of this Agreement, whichever occurs last, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, responding to requests for waiver or amendment, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant may disclose such information to Persons employed or engaged by them as described in clause
(a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Lender's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Lender is a party; or (f) which ceases to be confidential through no fault of Lender.

     11.9 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF
THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER (OR ANY CREDIT PARTY) AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND EACH OF THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO EACH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. EACH CREDIT PARTY OTHER THAN BORROWER HEREBY FURTHER IRREVOCABLY APPOINTS BORROWER AS ITS AGENT TO RECEIVE, ON BEHALF OF ITSELF AND ITS PROPERTIES AND REVENUES, SERVICE OF PROCESS IN THE UNITED STATES IN CONNECTION WITH ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     11.13     WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     11.14 Press Releases. Each Credit Party further agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

     11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment of the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

     11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



                                                  KEY TRONIC CORPORATION,
                                                  as Borrower



                                                  By:  /S/ RONALD F. KLAWITTER

                                                  Title:  VICE PRESIDENT FINANCE
                                                          SECRETARY & TREASURER


                                                  GENERAL ELECTRIC CAPITAL
                                                  CORPORATION,
Revolving Loan                                    as Lender
Commitment


$30,000,000                                       By:  /S/ TIMOTHY S. VAN KIRK

                                                  Title: AUTHORIZED SIGNATORY
Term Loan Commitment:
$11,000,000



          The following Persons are signatories to this Agreement as to covenants and representations, other than payment obligations herein contained.

                         Credit Parties:

                              K.T. SERVICES, INC.


                              By:   /S/ RONALD F. KLAWITTER

                              Title:VICE PRESIDENT FINANCE
                                    SECRETARY & TREASURER



                              U.S. KEYBOARD COMPANY

                              By:   /S/ RONALD F. KLAWITTER

                              Title:VICE PRESIDENT FINANCE
                                    SECRETARY & TREASURER



                              KEY TRONIC EUROPE, LTD.

                              By:   /S/ RONALD F. KLAWITTER

                              Title:VICE PRESIDENT FINANCE
                                    SECRETARY & TREASURER

                              KEY TRONIC JUAREZ S.A. DE C.V.

                              By:   /S/ RONALD F. KLAWITTER

                              Title:VICE PRESIDENT FINANCE
                                    SECRETARY & TREASURER

                              KEY TRONIC FAR EAST PTE LIMITED

                              By:   /S/ RONALD F. KLAWITTER

                              Title:VICE PRESIDENT FINANCE
                                    SECRETARY & TREASURER

                              KTC FSC

                              By:   /S/ RONALD F. KLAWITTER

                              Title:VICE PRESIDENT FINANCE
                                    SECRETARY & TREASURER


                             ANNEX A (Recitals)
                                    to
                              CREDIT AGREEMENT


                                DEFINITIONS

          Capitalized terms used in the Agreement shall have (unless otherwise provided elsewhere in the Agreement) the following respective meanings and all section references in the following definitions shall refer to Sections of the
Agreement:

          "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

          "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or

                                      A-1
hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

          "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Lender; provided, further, that the term "Affiliate" shall specifically exclude each of Zesiger Capital Group LLC, BZW Barclays Global Investors, N.A., Dimensional Fund Advisors, Inc., any other institutional investment manager required by Section 13(f)(1) of, and Rule 13f-1 under, the Securities Exchange Act of 1934 to file a report on Form 13F with the Securities and Exchange Commission with respect to Borrower's Stock and any other Person who files or will file a statement on Schedule 13G pursuant to Rule 13d-1(b)(1) under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to Borrower's Stock so long as such Person does not (i) directly or indirectly, own or control, whether beneficially, or as a trustee, guardian or other fiduciary, fifteen percent (15%) or more of the Stock having ordinary voting power in the election of directors of any Credit Party and (ii) transact any business with any Credit Party.

                                     A-2

          "Agreement" shall mean the Credit Agreement by and between Borrower and Lender.

          "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

          "Applicable LIBOR Margins" means collectively the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

          "Applicable Revolver Index Margin" shall mean the per annum interest rate margin of minus 0.25%, payable in addition to the Index Rate applicable to the Revolving Loan.

          "Applicable Revolver LIBOR Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Term Loan Index Margin" shall mean the per annum interest rate margin of 0.00%, payable in addition to the Index Rate applicable to the Term Loan.

          "Applicable Term Loan LIBOR Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.5(a) of the Agreement.

          "Available Domestic Collateral" shall mean, with respect to any Person as of any date of determination, the sum of (a) eighty percent (80%) of the Special Appraisal Value of Collateral consisting of Equipment if such Equipment is (i) included in the Original Appraisal or in the most recent Reappraisal and
(ii) then located in the United States, (b) seventy percent (70%) of the Special

                                      A-3
Appraisal Value of Equipment (but excluding, without limitation all soft costs such as installation, taxes and freight charges) acquired subsequent to the date of the Original Appraisal or, if a Reappraisal has been issued, the date of the most recent Reappraisal but which, as of the date of such determination, remains located in the United States of America, plus (c) fifty percent (50%) of the Special Appraisal Value of Collateral consisting of Real Estate located in the United States.

          "Available Domestic Collateral Ratio" shall mean, with respect to any Person as of any date of determination, the percentage determined by dividing the aggregate amount of Available Domestic Collateral by the aggregate outstanding principal amount of the Term Loan at such time.

          "Borrower" shall have the meaning assigned thereto in the recitals to the Agreement.

          "Borrower Accounts" shall have the meaning assigned to it in Annex C.

          "Borrower Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Borrower in favor of Lender, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

          "Borrowing Availability" shall have the meaning assigned to it in
Section 1.1(a)(i).

          "Borrowing Base" shall mean, as of any date of determination by Lender, from time to time, an amount equal to the (a) sum at such time of (i) up to eighty-five percent (85%) of Borrower's Eligible Accounts, less any Reserves established by Lender at such time, and (ii) up to fifty-nine percent (59%) of the book value of Borrower's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Lender at such time, minus (b) the Liquidity Reserve.

          "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).

          "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in any of the States of Illinois, New York or Washington and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Management Systems" shall have the meaning assigned to it in
Section 1.8.

          "Cash Taxes" shall mean, with respect to any Person for any fiscal period, all real estate and income taxes actually paid to any foreign or domestic federal, state or local government during such period.

          "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) which does not currently own shares, options or warrants shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of each of its Subsidiaries.

          "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (b) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Closing Date" shall mean December 31, 1996.

          "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

          "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "Collateral" shall mean all property of each Credit Party, whether now owned by or owing to, or hereafter acquired by or arising in favor of any such Credit Party (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, any such Credit Party, and regardless of where located (inside or outside the United States), including without limitation:

          (a)  all Real Estate;

          (b)  all Accounts;

          (c)  all Chattel Paper;

          (d)  all Contracts;

          (e)  all Documents;

          (f)  all Equipment;

          (g)  all Fixtures;

          (h)  all General Intangibles;

          (i)  all "Goods" (as defined in the Code);

          (j)  all Instruments;

          (k)  all Inventory;

          (l)  all Investment Property;

          (m) all money, cash or cash equivalents of any such Credit Party;

          (n) any other property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Obligations; and

          (o) to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

          "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the

                                     A-8
Trademark Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

          "Collection Account" shall mean that certain account of Lender, account number 502-328-54 in the name of Lender at Bankers Trust Company in New York, New York.

          "Commitment Termination Date" shall mean the latest of (a) the Revolving Commitment Termination Date and (b) the Term Loan Commitment Termination Date.

          "Commitments" shall mean the aggregate of the Revolving Loan Commitment and Term Loan Commitment, which aggregate commitment shall be Forty-One Million Dollars ($41,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Compliance Certificate" shall have the meaning assigned to it in Annex E.

          "Concentration Account" shall have the meaning assigned to it in Annex C.

          "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including

                                     A-9

any agreement relating to the terms of payment or the terms of performance of any Account.

          "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted, created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including without limitation all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Parties" shall mean Borrower, and each of its respective Subsidiaries including KTC FSC, K.T. Services, Key Tronic Europe, Ltd., Key Tronic Mexico, Key Tronic Far East and U.S. Keyboard.

          "CWA Facility" shall mean the facility of the Borrowers located in Cheney, WA.

          "Debt Service" shall mean, with respect to any Person for any fiscal period, an amount equal to the sum of (a) Interest Expense for such period and
(b) the scheduled amortization of any outstanding Indebtedness during such period.

          "Debt Service Coverage Ratio" shall mean, with respect to any Person for any fiscal period, an amount equal to the ratio of (a) the sum of EBITDA less Capital Expenditures less Cash Taxes to (b) Debt Service.

                                     A-10

          "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" shall have the meaning assigned to it in Section
1.5(d).

          "Disbursement Accounts" shall have the meaning assigned to it on Annex C.

          "Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Schedules 1.4 through 6.7 in the Index to the Agreement.

          "Distressed Value" shall mean the value of Collateral calculated on the assumption that there is a need for immediate liquidation.

          "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$" shall mean lawful currency of the United States of America.

          "EBITA" shall mean, for any fiscal period, the sum of the amounts for such period of (i)(a) Net Income, plus (b) charges against Borrower's income for foreign, federal, state and local Taxes, plus (c) total Interest Expense, plus
(d) amortization expense including, without limitation, amortization of goodwill and other intangible assets, plus (e) restructuring charges of Two Million Six Hundred Sixty-Nine Thousand Dollars ($2,669,000) taken in the fiscal year ended June 29, 1996 for the restructuring of European operation, minus (ii) the sum of
(y) Borrower's interest income, plus (z) to the extent recognized in determining Net Income, extraordinary gains of Borrower.


                                     A-11
          "EBITDA" shall mean, for any fiscal period, the sum of the amounts for such period of (i)(a) Net Income, plus (b) charges against Borrower's income for foreign, Federal, state and local Taxes, plus (c) total Interest Expense, plus
(d) Borrower's depreciation charges for such period, plus (e) amortization expense minus (ii) the sum of (y) Borrower's interest income, plus (z) to the extent recognized in determining Net Income, non-cash extraordinary gains of Borrower.

          "EBITA Achievement Date" shall mean the date on which Borrower has generated EBITA of Four Million Five Hundred Thousand Dollars ($4,500,000) calculated on a trailing twelve (12) month basis. In making this calculation, the Two Million Six Hundred Sixty-Nine Thousand Dollars ($2,669,000) restructuring charge taken in the Fourth Quarter of the Fiscal Year ending June 29, 1996 shall not be taken into account.

          "Eligible Accounts" shall have the meaning assigned to it in Section
1.6 of the Agreement.

          "Eligible Inventory" shall have the meaning assigned to it in Section
1.7 of the Agreement.

          "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. SS

                                     A-12
9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. SS 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. SS 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. SS 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. SS 2601 et seq.); the Clean Air Act (42 U.S.C. SS 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. SS 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. SS 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. SS 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" shall mean all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any Real Estate or any Collateral.

          "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

          "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and,

                                      A-13
in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

          "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination

                                     A-14
under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status.

          "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

          "Event of Default" shall have the meaning assigned to it in Section
8.1.

          "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of Borrowers and their Subsidiaries, consolidated net income plus (i) depreciation, amortization and interest accrual to the extent deducted in determining consolidated net income, minus (ii) Capital Expenditures (including the principal portion of Capital Lease Obligation payments) to the extent such Capital Expenditures were permitted to be made hereunder during such Fiscal Year, minus (iii) scheduled principal payments, plus or minus (as the case may be), (iv) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (v) cash proceeds of asset dispositions resulting in mandatory prepayments under Section 1.3(b) hereof, plus (vi) taxes deducted in determining consolidated net income to the extent not paid for in cash.

                                     A-15

          "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Lender.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "Fees" shall mean any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.

          "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

          "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

          "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower, ending on or about each of September 30, December 31, March 31 and June 30 of each year.

          "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on or about June 30 of each year.

          "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

          "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit, and specifically including Capital Lease

                                     A-16
Obligations, current maturities of long-term debt, revolving credit and short-term debt and also including, in the case of Borrower, the Obligations.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Annex G to the Agreement.

          "GE Capital Fee Letter" shall mean that certain letter, dated as of December 31, 1996, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

          "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights to sue for past, present or future infringement of, and rights to enforce and maintain, any of the foregoing, all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.


                                     A-17
          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" shall mean, collectively, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Lender in respect of the Obligations.

          "Guarantors" shall mean each Subsidiary of Borrower other than KTI, and each other Person, if any, which executes a guarantee or other similar


                                     A-18
agreement in favor of Lender in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Hiller Group" shall mean Stan Hiller doing business as Hiller Group.

          "Hiller Option" shall mean the option to purchase Stock of the Borrower currently held by Hiller Keytronic Partners Limited.

          "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging

                                     A-19
arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

          "Indemnified Liabilities" shall have the meaning assigned to it in
Section 1.13.

          "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

          "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located,

                                     A-20
and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

          "Intercompany Notes" shall have the meaning assigned to it in Section 6.3.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period, provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full (y) the Revolving Commitment Termination Date and (z) the Term Loan Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

          "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be

                                     A-21
used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

          "Investment Property" shall have the meaning ascribed thereto in
Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Borrower, including the rights of Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by Borrower; (iv) all commodity contracts held by Borrower; and (v) all commodity accounts held by Borrower.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "KTC FSC" shall mean KTC FSC, a corporation formed under the laws of Guam.

          "KTI" shall mean KTI Limited, a limited liability company formed under the laws of the Republic of Ireland.

          "K.T. Services" shall mean K.T. Services, Inc. a Washington corporation.

                                     A-22

          "Key Tronic Europe, Ltd." shall mean Key Tronic Europe, Ltd., a limited liability company formed under the laws of the Cayman Islands.

          "Key Tronic Far East" shall mean Key Tronic Far East Pte Limited, a limited liability company formed under the laws of Singapore.

          "Key Tronic Irish Partnership" shall mean the partnership created under the Partnership Act of 1890 of the Republic of Ireland by Key Tronic Europe Ltd. and KTI, general partners, and conducting business in Ireland under the partnership name "Key Tronic Europe".

          "Key Tronic Mexico" shall mean Key Tronic Juarez SA de CV, a corporation formed under the laws of Mexico.

          "Key Tronic Mexico Facility" shall mean the facility owned by Key Tronic Mexico located at Auxiliar 3 Avenida Parque Industriales "Gema", Ciudad Juarez, Chih. Mexico.

          "L/C Issuer" shall have the meaning assigned to such term in Annex B.

          "Lender" shall mean GE Capital.

          "Letter of Credit Fee" has the meaning ascribed thereto in Annex B.

          "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Lender at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Lender with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Lender thereupon or pursuant thereto.

                                     A-23

          "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Lender has incurred Letter of Credit Obligations.

          "Leverage Ratio" shall mean, with respect to any Person as of any date of determination, the percentage determined by dividing (a) Funded Debt, by (b) the sum of (i) Funded Debt, plus (ii) Net Worth.

          "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Lender as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Revolving Commitment Termination Date or the Term Loan Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

                                     A-24

          (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Lender equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System (such rate to be

                                     A-25
     adjusted to the nearest one sixteenth of one percent (1/16th of 1%) or, if there is not a nearest one sixteenth of one percent (1/16th of 1%), to the next highest one sixteenth of one percent (1/16th of 1%).

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Lender and Borrower.

          "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Liquidity Reserve" shall mean a reserve against availability as follows:

                                                          Amount of
                                                       Liquidity Reserve
               From Closing Date until
               EBITA Achievement Date                    $2,500,000

               Thereafter, upon notice from Borrower
               requesting elimination of the Liquidity
               Reserve                                       -0-

          "Litigation" shall have the meaning assigned to it in Section 3.13.

          "Loan Account" shall have the meaning assigned to it in Section 1.12.

          "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

          "Loans" shall mean the Revolving Loan and the Term Loan.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Credit Party, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens, or
(d) Lender's rights and remedies under the Agreement and the other Loan
Documents.

          "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment less the Liquidity Reserve at such time.


                                     A-27
          "Maximum Revolving Commitment" shall mean Thirty Million Dollars ($30,000,000).

          "Mortgaged Properties" shall have the meaning assigned to it in Annex
D.

          "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Lender with respect to the Mortgaged Properties, all in form and substance satisfactory to Lender.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Borrowing Availability" shall mean as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less the Revolving Loan then outstanding.

          "Net Worth" shall mean, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus (a) reserves applicable thereto, and minus (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

          "Notes" shall mean the Revolving Note and the Term Note, collectively.

          "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).


                                     A-28
          "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

          "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Orderly Liquidation Value" shall mean the value of collateral calculated on the assumption that it is liquidated in an orderly manner without being subject to pressures for immediate liquidation.

          "Original Appraisal" shall mean, with respect to Equipment and with respect to Real Estate, each of the appraisals dated respectively August 7, 1996 and August 13, 1996, prepared by M.B. Valuation Services, Inc.

          "Overadvance" shall have the meaning assigned to it in Section 1.1(a)(iii).

          "Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Lender, by each applicable Credit Party.



                                     A-29
          "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all patents of the United States or any other country, all recordings thereof, and all applications for patents of the United States or any other country, including recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, divisions, renewals, continuations, continuations-in-part or extensions thereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Credit Party; (e) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $25,000 at any time; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (i) zoning restrictions, easements, licenses, or other restrictions on the use of any Real

                                     A-30
Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) Liens existing on the Closing Date and listed on Disclosure Schedule 6.7; (k) presently existing or hereinafter created Liens in favor of Lender; and (l) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (m) other Liens securing Indebtedness not exceeding $250,000 in the aggregate at any time outstanding.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

          "Pledge Agreements" shall mean the Borrower Pledge Agreement, and any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).


                                     A-31
          "Prior Lender" shall mean The CIT Group/Business Credit, Inc., a New York corporation.

          "Prior Lender Obligations" shall mean all Obligations of any Credit Party relating to the Financing Agreement between Borrower and Prior Lender dated as of October 24, 1994, and any documents relating thereto.

          "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

          "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of November 23, 1996 after giving pro forma effect to the Related Transactions.

          "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a consistent

                                     A-32
basis with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

          "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

          "Qualified Public Offering" shall mean a firm underwritten public offering registered on form S-1 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm, resulting in net proceeds to the issuer of at least $10,000,000, and after giving effect to which the issuer shall be qualified for listing on the NASDAQ or the New York Stock Exchange.

          "Real Estate" shall have the meaning assigned to it in Section 3.6.

          "Reappraisal" shall mean an appraisal requested by the Lender subsequent to the Closing Date made by M.B. Valuation Services, Inc. or another independent appraiser mutually acceptable to Borrower and Lender, which appraisal shall be in form and substance satisfactory to the Lender in its sole discretion.

          "Refinancing" shall mean the repayment in full by Borrower of the Prior Lender Obligations on the Closing Date.

          "Related Transactions" means each borrowing under the Revolving Loan and the Term Loan on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" shall mean the Loan Documents and all documents contemplated in the Loan Documents, including without limitation documents relating to Cash Management Systems and the Refinancing.

                                     A-33

          "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Reserves" shall mean, with respect to the Borrowing Base of Borrower
(a) reserves established by Lender from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), and (c) such other reserves against Eligible Accounts or Eligible Inventory of Borrower which Lender may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Lender's credit judgment.

          "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution

                                     A-34
arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

          "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(a)(i).

          "Revolving Commitment Termination Date" shall mean the earliest of (a) the Revolving Loan Maturity Date, (b) the date of termination of Lender's obligation to make Revolving Credit Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0), in accordance with the provisions of Sections 1.3(a) or 1.16(c).

          "Revolving Loan" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.



                                     A-35
          "Revolving Loan Commitment" shall mean the commitment to make Revolving Credit Advances and/or incur Letter of Credit Obligations, which commitment shall be the Maximum Revolving Commitment on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Revolving Loan Maturity Date" shall mean December 31, 2001; provided however, that at the discretion of the Lender and upon mutual written agreement, Lender and the Borrower may, (i) at the end of the second (2nd) year of the term of this Credit Agreement extend the Revolving Loan Maturity Date to December 31, 2002, and (ii) at the end of the third (3rd) year of the term of this Credit Agreement, further extend the Revolving Loan Maturity Date to December 31, 2003. In no event shall Lender have any obligations to agree to such extensions.

          "Revolving Note" shall have the meaning assigned to it in
Section 1.1(a)(ii).

          "Security Agreement" shall mean the Security Agreement of even date herewith entered into among Lender and each Credit Party that is a signatory thereto.

          "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities

                                     A-36

(such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

          "Special Appraisal Value" shall mean, as of any date of determination, an amount equal to:

          (a) with respect to Real Estate, the valuation based on Distressed Value as set forth in the Original Appraisal or the most recent Reappraisal which covers Real Estate, adjusted to reflect the current value as described in
Section 1.18(b)(ii); and

          (b)  with respect to Equipment

               (i) the valuation based on Orderly Liquidation Value as set forth in the Original Appraisal or the most recent Reappraisal which covers Equipment, adjusted to reflect the current value as described in Section 1.18(b)(ii).

          "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting

                                     A-37
power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

          "Subsidiary Guaranty" shall mean the Subsidiary Guaranty of even date herewith executed by each Subsidiary of Borrower other than KTI in favor of Lender.

          "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which Lender is organized or any political subdivision thereof.

          "Term Loan" shall have the meaning assigned to it in
Section 1.1(b)(i).

          "Term Loan Commitment" shall mean the commitment of Lender to make the Term Loan, which commitment shall be Eleven Million Dollars ($11,000,000) on the Closing Date.

          "Term Loan Commitment Termination Date" shall mean the earliest of (a) the date of the last quarterly installment due on the Term Loan pursuant to
Section 1.1(b), (b) the date of termination of Lender's obligation to make Revolving Credit Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the

                                     A-38
date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0), in accordance with the provisions of Sections 1.3(a) or 1.16(c).

          "Term Note" shall have the meaning assigned to it in Section
1.1(b)(i).

          "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized and Borrower shall not have any further right to borrow any monies thereunder.

          "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Total Collateral" shall mean, with respect to any Person as of any date of determination, the sum of (a) Available Domestic Collateral and (b) prior to the Mexico Collateral Perfection Date, the Mexico Collateral Reserve, and (c) on or after the Mexico Collateral Perfection Date, fifty percent (50%) of the Special Appraisal Value of Collateral consisting of Equipment located in Mexico.

          "Total Collateral Ratio" shall mean, with respect to any Person as of any date of determination, the percentage determined by dividing the aggregate amount of Total Collateral by the aggregate outstanding principal amount of the Term Loan at such time.

                                     A-39

          "Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Lender by each applicable Credit Party.

          "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, symbols, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted, used or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "U.S. Keyboard" shall mean U.S. Keyboard Company, a Washington corporation.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a

                                     A-40
transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.







                                     A-41

                            ANNEX B (Section 1.2)
                                     to
                              CREDIT AGREEMENT

                             LETTERS OF CREDIT

          (a) Issuance. Subject to the terms and conditions of the Agreement, Lender agrees to incur, from time to time prior to the Revolving Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Lender in its sole discretion (each, an "L/C Issuer")) for Borrower's account and guaranteed by Lender; provided, however, that the aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Two Million Dollars $2,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Revolving Commitment Termination Date.

          (b) Revolving Credit Advances Automatic. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2.



                                      B-1
          (c) Cash Collateral. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Revolving Commitment Termination Date, Borrower will pay to Lender cash or cash equivalents acceptable to Lender ("Cash Equivalents") in an amount equal to 105% of the Revolving Loan Commitment then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrower. Such funds or Cash Equivalents shall be held by Lender in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Lender. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of Lender in a manner satisfactory to Lender. Borrower hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

          If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Revolving Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Lender in its sole discretion.

          From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date,

                                      B-2
Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations of Borrower then due and payable.

          Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

          (d) Fees and Expenses. Borrower agrees to pay to Lender, as compensation to Lender for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to one and on quarter percent (1.25%) per annum (calculated on the basis of a 360-day year and actual days elapsed) multiplied by the face amount of the applicable Letter of Credit. Such fee shall be paid to Lender in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.



                                      B-3
          (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Lender at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Lender may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Lender and the L/C Issuer.

          (f) Obligation Absolute. The obligation of Borrower to reimburse Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

          (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                                      B-4

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Lender or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

          (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

          (g) Indemnification; Nature of Lender's Duties. In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Lender may incur or be subject to as a consequence, direct or indirect, of
(i) the issuance of any Letter of Credit or guaranty thereof, or (ii) the failure of Lender or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).



                                      B-5
          As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Lender under any Letter of Credit or guaranty thereof, Lender shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) for any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement.



                                      B-6
          Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.



                                      B-7


                            ANNEX C (Section 1.8)
                                      to
                              CREDIT AGREEMENT


                           CASH MANAGEMENT SYSTEMS

     Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                                      C-1

          (a) On or before the Closing Date and until the Termination Date, Borrower shall (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth on Disclosure Schedule 3.19, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock
Box) into bank accounts in Borrower's name or any such Subsidiary's name (collectively, the "Borrower Accounts") at banks set forth on Disclosure
Schedule 3.19 (each, a "Relationship Bank"). On or before the Closing Date, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank which shall be designated as the Concentration Account bank for Borrower on Disclosure Schedule 3.19 (the "Concentration Account Bank") which bank shall be satisfactory to Lender.

          (b) On or before the Closing Date (or such later date as Lender shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Lender and Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Lender, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Lender, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Borrower Account is located, such bank agrees to forward immediately all

                                      C-2
amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

          (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule 3.19 to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace the Concentration Account or any Disbursement Account; provided, however, that (i) Lender shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Lender a tri-party blocked account agreement, in form and substance satisfactory to Lender. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Lender that the creditworthiness of any bank holding an account is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Lender that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Lender's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Lender's reasonable judgment.

          (d) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks

                                      C-3
and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Lender pursuant to the Security Agreement.

          (e) All amounts deposited in the Collection Account shall be deemed received by Lender in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Lender in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

          (f) Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4.

          (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Lender all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account. Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Lender. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Borrower Accounts.



                                      C-4

                          ANNEX D (Section 2.1(a))
                                     to
                             CREDIT AGREEMENT


                  SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

In addition to, and not in limitation of, the conditions described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Lender in form and substance satisfactory to Lender on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

                                      D-1

       A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Lender.

       B. Revolving Note and Term Note. Duly executed originals of the Revolving Note and Term Note, each dated the Closing Date.

       C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto, including without limitation the Power of Attorney attached as Exhibit A thereto and financing statements to be filed in Texas, New Mexico and Washington.

       D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Lender, in favor of Lender.

       E. Security Interests and Code Filings. (a) Evidence satisfactory to Lender that Lender has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

                                      D-2
          (b) Evidence satisfactory to Lender, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

          (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and
(iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

       F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Lender, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Lender, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

       G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks and/or Patents, as applicable, all in form and substance satisfactory to Lender, together with all instruments, documents and agreements executed pursuant thereto.

       H. Subsidiary Guaranties. Guaranties executed by and each direct and indirect Subsidiary of Borrower in favor of Lender.


                                      D-3
       I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrower.

       J. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

       K. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Lender with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance.

       L. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Lender that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Lender, with the banks as required by Annex C.

       M. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.


                                      D-4
       N. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

       O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

       P. Opinions of Counsel. Duly executed originals of opinions of Paine, Hamblen, Coffin, Brooke & Miller, counsel for the Credit Parties, together with any local counsel opinions requested by Lender, each in form and substance satisfactory to Lender and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Lender, and to include in such opinion an express statement to the effect that Lender is authorized to rely on such opinion.

       Q. Pledge Agreements. Duly executed copies of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

       R. Accountants' Letter. A letter authorizing the independent certified public accountants of the Credit Parties to communicate with Lender in


                                      D-5
accordance with Section 4.2 and acknowledging Lender's reliance on the auditor's certification of past and future Financial Statements.

       S. Appointment of Agent for Service. An appointment of Borrower as each Credit Party's agent for service of process.

       T. Fee Letter.  Duly executed originals of the GE Capital Fee Letter.

       U. Officer's Certificate. Lender shall have received duly executed originals of a certificate of the Vice President of Finance, Secretary and Treasurer of Borrower, dated the Closing Date, stating that, since June 29, 1996, (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

       V. Waivers. Lender shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Lender, in each case as required pursuant to Section 5.9.

       W. Mortgages. Mortgages covering all of the Real Estate (the "Mortgaged Properties") together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Lender, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Lender, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each

                                      D-6
Mortgaged Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Lender.

       X. Environmental Reports. Lender shall have received Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, in its sole discretion; and Lender shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Lender shall have requested, and Lender shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Lender shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports.

       Y. Appraisals. Lender shall have received appraisals as to all Equipment and as to each parcel of Real Estate owned by each Credit Party of the Mortgaged Properties, each of which shall be in form and substance satisfactory to Lender.

       Z. Audited Financials; Financial Condition. Lender shall have received Borrower's final Financial Statements for its Fiscal Year ended June 29, 1996, audited by Deloitte & Touche LLP. Borrower shall have provided Lender with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections, and a Borrowing Base Certificate with respect to Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Lender, and Lender shall be satisfied, in its sole discretion, with all of the foregoing. Lender shall have further received a certificate of the Chief Executive Officer and/or the Chief

                                      D-7
Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of Borrower and matters related thereto as Lender shall request.

       AA.     Other Documents.  Such other certificates, documents and
agreements respecting any Credit Party as Lender may, in its sole discretion, request.


                                      D-8

                           ANNEX E (Section 4.1(a))
                                      to
                              CREDIT AGREEMENT


               FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

          Borrower shall deliver or cause to be delivered to Lender the following:

          (a) Monthly Financials. Within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and
(iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex G which is tested on a quarterly basis, and (B) certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or,

                                      E-1
if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

          (b) Operating Plan.  As soon as available, but not later than thirty
(30) days after the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

          (c) Annual Audited Financials. Within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year and the figures contained in the Projections for such Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Lender. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became

                                      E-2
aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Lender in form and substance reasonably satisfactory to Lender and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Lender is entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

          (d) Management Letters. Within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

          (e) Default Notices. As soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;



                                      E-3
          (f) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders;
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material adverse changes or developments in the business of any such Person;

          (g) Subordinated Debt and Equity Notices. As soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two
(2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

          (h) Supplemental Schedules. Supplemental disclosures, if any, required by Section 5.6 of the Agreement;

          (i) Litigation. Promptly upon learning thereof, written notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities;

          (j) Insurance Notices.  Disclosure of losses or casualties required by
Section 5.4 of the Agreement;



                                      E-4
          (k) Copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Lender may request in its reasonable discretion; and

          (l) Other Documents. Such other financial and other information respecting any Credit Party's business or financial condition as Lender shall, from time to time, request.



                                      E-5

                           ANNEX F (Section 4.1(b))
                                      to
                               CREDIT AGREEMENT


                              COLLATERAL REPORTS

          Borrower shall deliver or cause to be delivered the following:

          (a) To Lender, upon its request, and in no event less frequently than ten (10) Business Days after the end of each Fiscal Month, each of the following:

           (i) a Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

          (ii) with respect to Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion; and

          (iii) with respect to Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion.

provided, however, that until such time as Borrower has generated EBITA on a trailing twelve month basis of at least $4.5 million, Borrower will deliver each of the reports described in clauses (i), (ii) and (iii) above on a weekly basis. For purposes of this calculation, EBITA shall not include the $2.7 million

                                      F-1
restructuring charge taken in the Fourth Quarter of the Fiscal Year ending June 30, 1996.

          (b) To Lender, on a weekly basis or at such more frequent intervals as Lender may request from time to time, collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

          (c) To Lender, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

          (d) To Lender, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

          (e) Borrower, at its own expense, shall deliver to Lender the results of each physical verification, if any, which Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of Lender, conduct, and deliver the results of, such physical verifications as Lender may require);

                                      F-2

          (f) Borrower, at its own expense, shall deliver to Lender such appraisals of its assets as Lender may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Lender; and

          (g) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Lender shall from time to time request in its reasonable discretion.


                                      F-3

                           ANNEX G (Section 6.10)
                                     to
                              CREDIT AGREEMENT

                            FINANCIAL COVENANTS

          Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

     (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

               Period                                  Maximum Capital
                                                       Expenditures per Period

     Fiscal Year ending on or about June 30, 1997      $ 10,500,000
     Fiscal Year ending on or about June 30, 1998      $ 11,400,000
     Fiscal Year ending on or about June 30, 1999      $ 12,200,000
     Fiscal Year ending on or about June 30, 2000      $ 12,600,000
     Fiscal Year ending on or about June 30, 2001      $ 13,000,000
     Each Fiscal Year thereafter                       $ 13,400,000


; provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (a) 25% of the amount of permitted Capital Expenditures for the immediately prior period, and (b) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of


                                      G-1
measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding year.

     (b) Minimum Debt Service Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Debt Service Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before the end of the Fiscal Quarter ending on or about December 31, 1997, the period commencing on December 29, 1996 and ending on the last day of such Fiscal Quarter) of not less than the following:

     1.0 for the first Fiscal Quarter ending on or about March 31, 1997;
     1.1 for the two Fiscal Quarters ending on or about June 30, 1997;
     1.2 for the three Fiscal Quarters ending on or about September 30, 1997;
     and
     1.2 for the four Fiscal Quarters ending on or about December 31, 1997 and each Fiscal Quarter end thereafter

     (c)  Minimum EBITDA.   Borrower and its Subsidiaries on a consolidated
basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before the end of the Fiscal Quarter ending on or about December 31, 1997, the period commencing on December 29, 1996 and ending on the last day of such Fiscal Quarter) of not less than the following:

   $2,800,000 for the Fiscal Quarter ending on or about March 31, 1997; $5,600,000 for the two Fiscal Quarters, ending on or about June 30, 1997; $9,500,000 for the three Fiscal Quarters ending on or about September 30,
              1997;
   $13,000,000 for the four Fiscal Quarters ending on or about December 31,
              1997; and
   $13,800,000 for each Fiscal Quarter end thereafter.

                                      G-2

     (d) Maximum Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter from and after the Fiscal Quarter ending on or about March 31, 1997, a Leverage Ratio not in excess of .45 to 1.0.

          Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower and Lender agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the

                                      G-3
expenditures are made and deducted as part of the calculation of EBITDA in such period. If Borrower and Lender agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Borrower and Lender cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. Notwithstanding the foregoing, if net income is reduced in any period for FAS 109 reserve reversals under clause (iii) above, net income in subsequent periods shall be increased by a like amount to the extent that the underlying tax benefits are realized (Cash Taxes reduced).



                                      G-4


                          ANNEX H (Section 1.1(d))
                                     to
                              CREDIT AGREEMENT

                    LENDERS' WIRE TRANSFER INFORMATION


                               Banker's Trust
                                New York, NY
                              ABA # 02100103-3
                            GECC/CAF Depository
                            Account # 50232854
                        BNF REF: #CFC4062 KeyTronic




                                      I-1

                           ANNEX I (Section 11.10)
                                      to
                               CREDIT AGREEMENT

                               NOTICE ADDRESSES


(A)  If to Lender, at

     General Electric Capital Corporation
     105 West Madison Street - Suite 1600
     Chicago, Illinois 60602
     Attention: Michael McKay or Key Tronic Account Manager
     Telecopier No.: (312) 419-5992
     Telephone No.:  (312) 419-0985

     with copies to:

     Paul, Hastings, Janofsky & Walker LLP
     23rd Floor
     555 South Flower Street
     Los Angeles, California 90071
     Attention: Michael L. Owen
     Telecopier No.: (213) 627-0705
     Telephone No.:  (213) 683-6214

     and

     General Electric Capital Corporation
     201 High Ridge Road
     Stamford, Connecticut 06927-5100
     Attention: John Sirico

                                      I-2

     Telecopier No.:     (203) 316-7889
     Telephone No.:      (203) 316-7552

(B)  If to Borrower, at

     Key Tronic Corporation
     If by mail:         P.O. Box 14687
                         Spokane, WA 99214-0687
     If by Federal Express:
                         4424 N. Sullivan Rd.
                         Spokane, WA  99216
     Attention:          Ronald F. Klawitter, Vice President or
                         Chief Financial Officer
     Telecopier No.:     (509) 927-5555
     Telephone No.:      (509) 927-5295

     With copies to:

                                      I-3

     Key Tronic Corporation
     If by mail:         P. O. Box 14687
                         Spokane, WA 99214-0687
     If by Federal Express:
                         4424 N. Sullivan Rd.
                         Spokane, WA  99216
     Attention:          Keith Cripe, Controller
     Telecopier No.:     (509) 927-5244
     Telephone No.:      (509) 927-5360



(C)  If to K. T. Services, Inc., at:

     K. T. Services, Inc.
     C/O Key Tronic Corporation
     If by mail:         P. O. Box 14687
                         Spokane, WA 99214-0687
     If by Federal Express:
                         4424 N. Sullivan Rd.
                         Spokane, WA  99216
     Attention:          Ronald F. Klawitter, Secretary
     Telecopier No.:     (509) 927-5555
     Telephone No.:      (509) 927-5295


(D)  If to U.S. Keyboard Company, at:

     U.S. Keyboard Company
     C/O Key Tronic Corporation
     If by mail:         P. O. Box 14687

                                      I-4
                         Spokane, WA 99214-0687
     If by Federal Express:
                         4424 N. Sullivan Rd.
                         Spokane, WA  99216
     Attention:          Ronald F. Klawitter, Secretary
     Telecopier No.:     (509) 927-5555
     Telephone No.:      (509) 927-5295


(E)  If to Key Tronic Europe, Ltd., at:

     Key Tronic Europe, Ltd.
     The Ramparts
     Dundalk, Ireland

     or

     Key Tronic Europe, Ltd.
     C/O Key Tronic Corporation
     If by mail:         P. O. Box 14687
                         Spokane, WA 99214-0687
     If by Federal Express:
                         4424 N. Sullivan Rd.
                         Spokane, WA  99216
     Attention:          Ronald F. Klawitter
     Telecopier No.:     (509) 927-5555
     Telephone No.:      (509) 927-5295


                                      I-5


(F)  If to Key Tronic Juarez, S.A. de C.V., at:

     Key Tronic Juarez, S.A. de C.V.
     Parque Industrial Gema
     CD Juarez, Chich, Mexico

     or


     Key Tronic Juarez, S.A. de C.V.
     C/O Key Tronic Corporation
     If by mail:         P. O. Box 14687
                         Spokane, WA 99214-0687
     If by Federal Express:
                         4424 N. Sullivan Rd.
                         Spokane, WA  99216
     Attention:          Ronald F. Klawitter, Secretary
     Telecopier No.:     (509) 927-5555
     Telephone No.:      (509) 927-5295


(G)  If to Key Tronic Far East Pte Limited, at:

     Key Tronic Far East Pte Limited
     24 Raffles Place, #26-05
     Clifford Centre
     Singapore 0104

     or


                                      I-6
     Key Tronic Far East Pte Limited
     C/O Key Tronic Corporation
     If by mail:         P. O. Box 14687
                         Spokane, WA 99214-0687
     If by Federal Express:
                         4424 N. Sullivan Rd.
                         Spokane, WA  99216
     Attention:          Ronald F. Klawitter
     Telecopier No.:     (509) 927-5555
     Telephone No.:      (509) 927-5295


(H)  If to KTC FSC, at:

     KTC FSC
     Suite 101, 250 Martyr
     St Agana, Guam

     or

     Key Tronic Far East Pte Limited
     C/O Key Tronic Corporation
     If by mail:         P. O. Box 14687
                         Spokane, WA 99214-0687
     If by Federal Express:
                         4424 N. Sullivan Rd.
                         Spokane, WA  99216
     Attention:          Ronald F. Klawitter
     Telecopier No.:     (509) 927-5555
     Telephone No.:      (509) 927-5295



                                      I-7


                               EXHIBIT 1.l(a)(i)

GE CAPITAL COMMERCIAL FINANCE            NOTICE OF REVOLVING CREDIT ADVANCE

Previously Faxed:   Yes  No   (Circle One)
Company Name:   KEY TRONIC CORPORATION      DATE: /  /   Certificate Number:

1. REQUESTED REVOLVING CREDIT ADVANCE
   (A)   Aggregate Amount of Revolving Credit
         Advance                                                         $______
   (B)   Requested date for Revolving Credit
         Advance:   /  /
   (C)   Form Revolving Credit Advance
         (LIBOR Loan or Index Rate Loan):  __________
   (D)   If LIBOR Loan, the duration of the
         LIBOR Period shall be (one, two, or three) months

2.    ACCOUNTS RECEIVABLE (Line 6 of previous
      Notice of Revolving Credit Advance
      dated   /     /   )                                                $______
3     Additions to Accounts Receivable since
      last Notice of Revolving Credit Advance
      (A)   New sales dated  /  /   to   /  /             $______
      (B)   Other additions (Explain:_________________)   $______
      (C)   TOTAL ADDITIONS                                              $______
4.    Reductions to Accounts Receivable since last
      Notice of Revolving Credit Advance
      (A)   Cash collections dated  /  /  to  /  /        $______
      (B)   Discounts and Credits issued since last
            Notice of Revolving Credit Advance            $______
      (C)   Other reductions/additions since last
            Notice of Revolving Credit Advance            $______
      (D)   TOTAL REDUCTIONS                                             $______
5.    Other adjustments to Accounts Receivable
      (Explain: _________________________)                               $______
6.    NEW ACCOUNTS RECEIVABLE BALANCE
      (Total of Lines 2, 3C, 4D, and 5)                                  $______
7.    Total ineligible Accounts Receivable
      (Line 2 of Borrowing Base Certificate
       dated     /   /    )                                              $______
8.    Eligible Accounts Receivable
      (Line 6 minus Line 7)                                              $______
9.    Eligible Accounts Receivable Availability
      (85 % of Line 8)                                                   $______
10.   Eligible Inventory Availability (Line 10 of
      Borrowing Base Certificate dated     /   /     )                   $______
11.   Liquidity Reserve                                                  $______
12.   Total Borrowing Availability (The lesser
      of (a) the total of Lines 9 and 10 or (b) the
      Maximum Amount of $30,000,000, in each case
      minus line 11)                                                     $______
--------------------------------------------------------------------------------
13.   BEGINNING REVOLVING CREDIT LOAN BALANCE
      (Line 16 of previous Notice of Revolving
      Credit Advance dated     /   /    )                                $______
14.   Plus Revolving Credit Advance requested (line 1A)                  $______
15.   Less TOTAL cash collections against Revolving
      Credit Loan since last Notice of Revolving
      Credit Advance                                                     $______
      (A)   Date        Amt. $               (C) Date        Amt. $
      (B)   Date        Amt. $               (D) Date        Amt. $
      (E)   TOTAL CASH REMITTED                                          $______
16.   New Revolving Credit Loan Balance
      (Line 13 plus Line 14 minus Line 15E)                              $______
17.   Letter of Credit Obligations                                       $______
18.   NET BORROWING AVAILABILITY (Line 13 minus
      the total of Line 16 Ins Line 17)                                  $______


          The undersigned hereby certifies that the statements contained in
Section 2.2 of the Credit Agreement dated December 31, 1996, between Key Tronic Corporation, General Electric Capital Corporation and the other parties thereto, if any (as from time to time amended, supplemented, restated to otherwise modified, the "Credit Agreement") are true and correct on the date hereof, and will be true and correct on the date of the requested Revolving Credit Advance, before and after giving effect thereto and the application of the proceeds therefrom.
                              By:

                              Title:


                              EXHIBIT 1.1(a)(ii)

                         FORM OF REVOLVING CREDIT NOTE

$30,000,000.00                                      December 31, 1996

For value received, the receipt and sufficiency of which are hereby acknowledged, KEY TRONIC CORPORATION, a Washington corporation ("Borrower"), hereby promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), the sum of Thirty Million Dollars ($30,000,000.00) (the "Maximum Revolving Commitment") or such greater or lesser amount as shall be advanced by Lender from time to time, together with interest on the unpaid balance of such amount from the date of the initial Revolving Credit Advance. This Note is the Revolving Credit Note issued under the Credit Agreement between Borrower and Lender of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement") to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the Security Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the rate specified in Section 1.5 of the Agreement, or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Revolving Loan Maturity Date. Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Borrower acknowledges that (a) Lender is authorized under the Agreement to charge to the Revolving Credit Loan unpaid Obligations of Borrower to Lender, (b) the principal amount of the Revolving Credit Loan will be increased by such amounts, and (c) the principal, as so increased, will bear interest as provided for herein and in the Agreement.

To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Borrower agrees to pay to Lender all Fees and expenses described in Section 1.9 (inc1uding the GE Capital Fee Letter) and Annex B to the Credit Agreement.

BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
                                   KEY TRONIC CORPORATION



                                        ("Borrower")

                                   By:

                                   Title:




                                 EXHIBIT 1.1(b)

                               FORM OF TERM NOTE

$11,000,000.00                                      December 31, 1996

For value received, the receipt and sufficiency of which are hereby acknowledged, KEY TRONIC CORPORATION, a Washington corporation ("Borrower"), hereby promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), the sum of Eleven Million Dollars ($11,000,000.00) together with interest on the unpaid balance of such amount from the date of this Note. This Note is the Term Note issued under the Credit Agreement between Borrower and Lender of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement") to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the Security Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the rate specified in Section 1.5 of the Agreement or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Maturity Date, and prior to the Commitment Termination Date, the outstanding principal shall be due and payable in twenty-four (24) consecutive quarterly installments on the last day of March, June, September and December of each year, commencing March, 1997, as follows:

                                                 Installment
                  Quarter                          Amount

                   14                             $250,000
                   5-24                           $500,000


Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Borrower agrees to pay to Lender all Fees and expenses described in Section 1.9 (including the GE Capital Fee Letter) and Annex B to the Credit Agreement.
                                           1
BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                 KEY TRONIC CORPORATION



                                                       ("Borrower")


                                                 By:

                                                 Title:

                                           2


                                EXHIBIT 1.18(a)

                             KEY TRONIC CORPORATION

                    FORM OF CURRENT COLLATERAL VALUE REPORT


AVAILABLE DOMESTIC COLLATERAL

Equipment

Orderly Liquidation Value of equipment
  (8/7/96 or most recent appraisal)                       $______

Less: OLV of equipment under lease                        $______

Less: OLV of equipment transferred to Mexico from US      $______

Less: OLV of equipment sold                               $______

Subtotal: Current United States based equipment OLV       $______

Less: ACC Depr at 5.00 % per quarter since Closing
Date or most recent re-appraisal date                     $______

Subtotal: Net United States OLV                           $______

Advance Rate                                                80%

Subtotal                                                             $______(A)


Machinery & Equipment purchased since most recent
 appraisal at cost and located in the U.S.                $______

Less: Soft costs such as taxes, installation,
      freight, etc.                                       $______

Subtotal: Net Purchase Price                              $______

Less: Acc Depr at 5.00% per quarter since
      purchase date                                       $______

Subtotal: Net United States OLV                           $______

Unappraised equipment advance rate                           70%

Subtotal                                                             $______(B)


Real Estate

Real Estate in the U.S. included in the
 most recent appraisal 1/                                 $______

Less: Acc Depr at [.00% per quarter since
 Closing Date or most recent re-appraisal date            $______

-----------------
1/  Limited to Real Estate owned at Closing Date.

Subtotal                                                  $______

Term Loan Advance percentage for appraisal real estate       50%

Subtotal                                                             $______(C)


AVAILABLE DOMESTIC COLLATERAL
 (sum of (A), (B) and (C) above)                                     $______(D)

Term Loan Outstanding                                                $______

Ratio of Available Domestic Collateral to Term
  Loan Outstanding                                                      ___%

Ratio of Available Domestic Collateral to Term Loan
  Outstanding greater than 80%?                                       ______


MEXICO COLLATERAL
Orderly Liquidation Value of Equipment
 (8/7/96 or most recent appraisal)                        $______

Less: OLV of equipment under lease                        $______

Plus: OLV of equipment transferred to Mexico from US      $______

Less: OLV of equipment sold                               $______

Subtotal: Current Mexico based equipment OLV              $______

Less: Acc Depr at 5.00% per quarter since
  Closing Date or most recent re-appraisal date           $______

Subtotal: Net Mexico OLV                                  $______

Mexico Advance Rate                                          50%

SUBTOTAL                                                             $______(E)


TOTAL COLLATERAL (Sum of (D) and (E) above)                          $______

Term Loan Outstanding                                                $______

Ratio of Total Collateral to Term Loan Outstanding                     ____%

Ratio of Total Collateral to Term Loan Outstanding
  greater than 100%?                                                  ______



                                EXHIBIT 1.18(B)

                       FORM OF EQUIPMENT TRANSFER REPORT

Equipment Description           Special Appraisal          Date of Transfer


                                EXHIBIT 4. 1(b)

   GE CAPITAL COMMERCIAL FINANCE           BORROWING BASE CERTIFICATE

   Previously Faxed:  Yes      No  (Circle One)

Company Name: Key Tronic Corporation  Date:   /     /     B.B.C.# ____________


1.    Period end accounts receivable as of:___/___/___                 $________
2.    Ineligible Accounts as of:___/___/___

          Intercompany accounts                             $________
          Ineligible past due accounts                      $________
          Ineligible foreign accounts                       $________
          Unresolved chargebacks                            $________
          Contra accounts                                   $________
          Government accounts                               $________
          Credit balances over 90 days past invoice date    $________
          Co-op advertising                                 $________
          Unissued customer rebates                         $________
          Extended term customers                           $________
          50% Cross aging exclusion                         $________
          Warranty reserve                                  $________
          Sales returns and allowances reserve              $________
          Other:                                            $________

          Add back: Over 90 days past invoice               ($_______)
          due > total balance

          Add back: Net credit balances                     ($_______)

TOTAL INELIGIBLE ACCOUNTS                                              $________

3.   Eligible Accounts (Line 1 minus Line 2)                           $________

4.   Eligible Accounts advance rate                                          85%

5.   Eligible Accounts availability (Line 3 multiplied by Line 4)      $________
--------------------------------------------------------------------------------

6.   Total Inventory as of: ___/___/___      Source: _____________

         Raw Materials                                      $________

         Fabricated Parts                                   $________

         Order-In-Process                                   $________

         Finished Goods                                     $________

         In-transit Inventory (from vendor
         FOB shipping point)                                $________

      Total Inventory                                                  $________

7.    Ineligible Inventory as of: ___/___/___

      A. Ineligible Raw Materials Inventory                 $________

         In-transit Inventory (from vendor
         FOB shipping point)                                $________

         In-transit Inventory (domestic intercompany)       $________
         Customized Inventory

         Non-nettable Inventory                             $________

         Foreign Inventory                                  $________

         Surplus/Inactive/Obsolete Reserves                 $________

         Other:______________________________               $________

         Add Back: Customized Inventory included in        ($________)
         Surplus/Inactive/Obsolete

         Add Back: Customized Inventory included in Non    ($________)
         nettable

         Subtotal: Ineligible Raw Materials Inventory                $________

      B. Ineligible Work-In-Process Inventory

         Fabricated parts                                   $________

         Order-in-process                                   $________

         Other:                                             $________

         Subtotal: Ineligible Work-In-Process Inventory                $_______

      C. Ineligible Finished Goods Inventory

         Ineligible foreign finished goods                  $________

         In-transit finished goods (domestic)               $________

         Non-nettable finished goods (domestic)             $________

         Surplus/Inactive/Obsolete Reserves                 $________

         Other:                                             $________

         Add back: Eligible new product included in
         Surplus/Inactive/Obsolete Reserve                 ($________)

         Subtotal: Ineligible Finished Goods                           $_______

      Total Ineligible Inventory ((A) plus (B) plus (C))               $_______

 8.   Eligible Inventory (Line 6 minus Line 7)                         $_______

 9.   Eligible Inventory advance rate                                       59%

10.   Eligible Inventory availability (Line 8 multiplied               $_______
      by Line 9)
--------------------------------------------------------------------------------

11.   Liquidity Reserve                                                $_______

12.   Borrowing Availability  (The lesser of (a) the
      total of Lines 5 and 10 or (b) the Maximum Amount
      of $30,000,000, in each case minus line 11)                      $_______

13.   Revolving Credit Loan Balance                                    $_______

14.   Letter of Credit Obligations                                     $_______

15.   Net Borrowing Availability (Line 12 minus the
      total of Lines 13 and 14)                                        $_______

--------------------------------------------------------------------------------

     The undersigned certifies that (a) all of the foregoing information regarding Eligible Accounts is true and correct on the date hereof and relates solely to Eligible Accounts within the meaning given such term in the Credit Agreement dated December 31, 1996 between Key Tronic Corporation, General Electric Capital Corporation and the other parties thereto, if any (as from time to time amended, supplemented, restated or otherwise modified, the "Credit Agreement"), and (b) all of the foregoing information regarding Eligible Inventory is true and correct on the date hereof and relates solely to Eligible Inventory within the meaning given such term in the Credit Agreement.

   Prepared by:____________________________     By:_______________________



  THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.

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                                     -vi-